UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2009 (December 18, 2009)

US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a)   On December 18, 2009, US Dataworks, Inc. (the “Company”) entered into Note Modification Agreements with the holders of an aggregate of $3,703,500 Senior Secured Notes, as amended by those certain Note Modification Agreements dated February 19, 2009, May 20, 2009 and June 26, 2009 (the “Refinance Notes”).  Effective as of December 18, 2009, the Note Modification Agreements amended the Refinance Notes as follows: (1) the maturity date of $1.8 million of principal on the Refinance Notes (the “Second Principal Amount”) was extended from July 1, 2010 to January 1, 2014, with the remaining principal balance on the Refinance Notes continuing to be due and payable on July 1, 2010 and (2) the Company is now permitted to make principal payments on the Other Note (defined below) prior to paying the Second Principal Amount.  The term “Other Note” means that certain 8.75% Promissory Note dated September 25, 2007 executed by the Company and payable to the order of the holder thereof in the original principal amount of $500,000, as amended by those certain Note Modification Agreements dated May 20, 2009 and June 26, 2009.  The foregoing description of the Note Modification Agreements is qualified in its entirety by reference to the Note Modification Agreements, copies of which are attached to this Current Report as exhibits and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)   Exhibits

10.1	Note Modification Agreement by and between US Dataworks, Inc. and John L. Nicholson, M.D. dated December 18, 2009.

10.2	Note Modification Agreement by and between US Dataworks, Inc. and Charles E. Ramey dated December 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2009

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Modification Agreement by and between US Dataworks, Inc. and John L. Nicholson, M.D. dated December 18, 2009.

10.2	Note Modification Agreement by and between US Dataworks, Inc. and Charles E. Ramey dated December 18, 2009.